      As filed with the Securities and Exchange Commission on May  , 2000
                                                     Registration No.
                                                                     -----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             INTERFACE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

      Michigan                                            38-1857379
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                              5855 Interface Drive
                            Ann Arbor, Michigan 48103
                                 (734) 769-5900
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                 Robert A. Nero
                      President and Chief Executive Officer
                              5855 Interface Drive
                            Ann Arbor, Michigan 48103
                                 (734) 769-5900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    copy to:

                                Jin-Kyu Koh, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                                Detroit, MI 48243
                                 (313) 568-6800



              Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

              If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]

              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                  CALCULATION OF REGISTRATION FEE

Title of Securities    Proposed Maximum
 To Be Registered         Aggregate               Amount of
                        Offering Price        Registration Fee(1)

Common Stock,           $ 30,000,000               $ 7,920
no par value


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act.


              The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section (8)(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED _______, 2000
PROSPECTUS

                             INTERFACE SYSTEMS, INC.
                  $30,000,000 Aggregate Amount of Common Stock

                            -------------------------

                                  The Offering

Under this prospectus we may offer an undetermined number of shares having an aggregate offering price of $30,000,000. We will provide specific terms for the sale of the common stock, such as the number of shares offered and the price per share, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                            -------------------------

                 This investment involves a high degree of risk.
             See "Risk Factors" in the supplement to this prospectus

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June __, 2000

                            -------------------------

                                TABLE OF CONTENTS
                            -------------------------

About this Prospectus ........................................ 1

Prospectus Summary ........................................... 1

The Offering ................................................. 2

Risk Factors ................................................. 2

Use of Proceeds .............................................. 2

Dividend Policy .............................................. 2

Plan of Distribution ......................................... 2

Legal Matters ................................................ 4

Experts ...................................................... 4

Available Information ........................................ 4

Statements Regarding Forward-Looking Information ............. 6

                              ABOUT THIS PROSPECTUS

              Unless the context requires otherwise, the terms, "we," "our," "us", the "company," and Interface refers to Interface, Systems, Inc., a Michigan corporation.

              This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process we may issue shares of common stock having an aggregate offering price of up to $30,000,000, in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Available Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

              The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's web site or at the Securities and Exchange Commission's offices mentioned under the heading "Available Information."


                               PROSPECTUS SUMMARY

              This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under "Available Information." This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus.

              We have manufactured computer hardware since 1969 and we are currently completing a transition plan to change the focus of our business from the manufacturing of printers, circuit boards and peripheral computer hardware to the development and marketing of higher margin and higher growth software solutions. As part of our transition process, we have discontinued several non-strategic components of our business related to the distribution, design and manufacturing of computer hardware. Our current business organization consists of two software solutions groups: L2i (TM), which stands for "Legacy to Internet" and Cleo. Our executive offices are located at 5855 Interface Drive, Ann Arbor, Michigan 48103 and the telephone number is (734) 769-5900.

              Our L2i (TM) solutions integrate legacy systems with the Internet by transforming and distributing data from mainframe computers. We specialize in electronic delivery of statements and other legacy data to the Internet, fax, e-mail and other destinations, as well as Internet bill presentment and document server technology. This product was developed from our core competency; MyCopy
(TM) and e-bill Bridge (TM) software products are built on the Document Server platform and expertise.

              The Cleo solutions assist companies with the connection of their personal computers to legacy mainframes. This product group is also used to manage communications and to transport files from the mainframe to Electronic Data Interchange or e-commerce networks.

              Our customers include Fortune 100 companies, partners, distributors and independent software vendors. We sell our products domestically utilizing direct advertising, sales personnel and distributors. We have sales offices and personnel in Ann Arbor, Michigan; Boston, Massachusetts; Loves Park, Illinois; and Chadds Ford Pennsylvania.

                                  THE OFFERING

              The shares that may be offered under this prospectus will represent approximately __% of our outstanding shares of common stock as of June __, 2000. These shares may be offered on a continuous basis under Rule 415 under the Securities Act of 1933.

Common stock offered by Interface:           _______ shares
Common stock to be outstanding after
  the offering:                              _______ shares
Use of Proceeds                              For working capital and general
                                             corporate purposes.  See "Use of
                                             Proceeds."
Nasdaq National Market Symbol                INTF



                                  RISK FACTORS

              An investment in the common stock involves a high degree of risk. You should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the risks described in the applicable supplement to this prospectus. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment.


                                 USE OF PROCEEDS

              Unless otherwise indicated in the applicable supplement to this prospectus, the net proceeds from the sale of common stock offered under this prospectus will be added to our general funds and may be used:

- for working capital to fund operations including increased operating expenses, staffing and marketing efforts as we complete our transition from hardware manufacturing and distribution to the development and marketing of software solutions; and

-             for general corporate purposes.


                                 DIVIDEND POLICY

              Under the terms of our credit facility, we are prohibited from paying cash dividends. We anticipate that we will continue to retain any earnings for use in the operation of our business and do not currently intend to pay dividends.


                              PLAN OF DISTRIBUTION

              We may issue shares of common stock through underwriters, dealers or agents, directly to one or more purchasers, or by means of both of these methods. We may distribute common stock from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to these prevailing market prices, or at negotiated prices.

              Regardless of the method we use to sell our common stock, we will provide a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that will disclose:

              - the identity of any underwriters, dealers, agents or investors who purchase common stock, as required;

              - the number of shares sold, the public offering price and consideration paid, and the proceeds we will receive from the sale;

              - the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

              -      the  terms  of any  indemnification  provisions,  including
                     indemnification   from   liabilities   under  the   federal
                     securities laws; and

              - any other material terms of the distribution of the common stock.

              USE OF UNDERWRITERS AND AGENTS. Only underwriters named in a prospectus or prospectus supplement, if any, are underwriters of the common stock offered with that prospectus or prospectus supplement. If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement in which they are named, if any. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

              We may sell the common stock through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and, in the prospectus supplement, we will describe any commissions we will pay the agent. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of appointment.

              We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

              In connection with the sale of the common stock offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Agents and underwriters may engage in transactions with us, or perform services for us, in the ordinary course of business.

              SALES DIRECTLY TO PURCHASERS. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of our common stock at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock over a period of time by means of draw downs at our election which the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock at a per share purchase price which is discounted from the market price. Such agreements may also provide for sales of common stock based on combinations of or variations from these methods.

              DEEMED UNDERWRITERS. The underwriters, dealers, agents or purchasers that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the common stock received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the "Exchange Act").

              Underwriters or purchasers that would be deemed underwriters under the Securities Act, and their pledgees, donees, transferees and other subsequent owners, may offer the common stock at various times in the over-the-counter market or in privately negotiated transactions, at a fixed price or prices (which may be changed from time to time), prevailing market prices at the time of sale, at prices related to those prevailing market prices, or at negotiated prices. These sales may be made according to one or more of the following methods:

              - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

              - block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction;

              - purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus, including resale to another broker or dealer;

              -      exchange distributions under the rules of the exchange;

              - negotiated transactions between sellers and purchasers without a broker-dealer; and

              -      by writing options.

These underwriters or purchasers may also sell the common stock under Rule 144, instead of under this prospectus, if Rule 144 is available for those sales.

              Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the common stock in the market. All of the foregoing may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

              EXPENSES ASSOCIATED WITH REGISTRATION. We are paying substantially all of the expenses of registering the common stock under the Securities Act and of compliance with blue sky laws, including registration and filing fees, printing and duplication expenses, administrative expenses and our legal and accounting fees. We estimate these expenses to be approximately $65,420.

              INDEMNIFICATION AND CONTRIBUTION. We may provide agents, underwriters or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or purchasers may make with respect to such liabilities.


                                  LEGAL MATTERS

              Dykema Gossett PLLC will provide us with an opinion as to the legality of the common stock that may be offered with this prospectus.


                                     EXPERTS

              The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                              AVAILABLE INFORMATION

              We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Security and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Securities and Exchange Commission are also available to the public through the Securities and Exchange Commission's Internet site at http://www.sec.gov.

              We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Securities and Exchange Commission's public reference room in Washington D.C., as well as through the Securities and Exchange Commission's Internet Web site.

              The Securities and Exchange Commission's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the Securities and Exchange Commission after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

              We incorporate by reference into this prospectus the following documents or information filed with the Securities and Exchange Commission:

              (a) All documents filed by Interface Systems, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Security Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering.

              (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

              (c)    Definitive Proxy Statement dated January 21, 2000;

              (d) Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

              (e)    Current Report on Form 8-K dated December 22, 1999; and

              (f) Annual Report on Form 10-K for the year ended September 30, 1999;

              We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus, excluding exhibits to those documents. You can request those documents from Brian D. Brooks, 5855 Interface Drive, Ann Arbor, Michigan 48103, telephone number: (734) 769-5900.

              STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

              This document and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The sections entitled "Risk Factors" that appear in the prospectus supplement accompanying this prospectus describe some, but not all, of the factors that could cause these differences.



                         [Interface Systems, Inc. Logo]

                            ------------------------
                                   Prospectus
                                 June __, 2000
                            -----------------------


              You should rely only on the information contained in or specifically incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different form that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in the jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The following statement sets forth the estimated amounts of expenses in connection with the sale of the common stock being registered. All of the expenses listed below will be paid for by Interface Systems, Inc. All amounts are estimated except the SEC registration fee.

       SEC Registration Fee .................................................$ 7,920
       Nasdaq National Market Listing fee ...................................$17,500
       Accounting Fees and Expenses .........................................$ 2,500
       Legal Fees and Expenses ..............................................$35,000
       Miscellaneous Expenses................................................$ 2,500
                                                                              ------
       Total Expenses .......................................................$65,420
                                                                              ======

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Michigan Business Corporation Act authorizes empowers Michigan corporations to indemnify directors and officers who, in connection with serving as an officer or director of a corporation, are made a party to a civil, criminal, administrative or investigative action, suit or proceeding. The indemnification may include payment by the corporation of expenses, judgments, fines and amounts paid in settlement with respect to any such action, suit or proceeding brought against an officer or director. Indemnification may be made only where the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. In the case of a criminal action or proceeding, the officer or director must have had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the Michigan Business Corporation Act requires that a Michigan corporation indemnify the person against expenses incurred in the action.


              The Michigan Business Corporation Act empowers Michigan corporations to provide indemnity against amounts paid in settlement and expenses incurred by an officer or director in actions or suits brought by or on behalf of the corporation

              - unless the officer or director is adjudged to be liable to the corporation; or

              - unless and only to the extent that, a court determines that in light of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity despite the adjudication of the liability.

              The Registrant's Bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law and require the advancement and reimbursement of expenses under certain circumstances. The Bylaws also establish a procedure determining when indemnification is proper.

              The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Registrant's Articles of Incorporation limit liability to the maximum extent permitted by law and provide that a director of the Company shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the Michigan Business Corporation Act and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following:

              - a breach of the director's duty of loyalty to the Registrant or its shareholders;

              - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

              - declaration of a unlawful dividend, stock purchase or redemption;

              - a transaction from which the director derives an improper personal benefit; and

              - an act or omission occurring prior to the date when the provision becomes effective.

              As a result of the law and the provisions in the Registrant's Articles of Incorporation and Bylaws described above, the shareholders of the Registrant may be unable to recover monetary damages against directors for actions which constitute negligence or gross negligence or which are in violation of the fiduciary duties of the directors. Shareholders may, however, be able to obtain injunctive or other equitable relief with respect to such actions.

              The Registrant maintains directors' and officers' liability insurance which insures the directors and officers against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings brought against them by reason of being or having been directors or officers.

ITEM 16.  EXHIBITS


Exhibit No.          Description of Exhibits
-----------          -----------------------

1.1                  Form of Underwriting Agreement(s)*

3.1 The Registrant's Articles of Incorporation, as amended -- incorporated by reference to Exhibit 3 to the Registrant's Form 10-Q Report for the quarter ended March 31, 1998.

3.2 The Registrant's Bylaws, as amended -- incorporated by reference to Exhibit 3(ii) to the Registrant's Form 10-Q for the quarter ended March 31, 1998.

5.1                  Opinion of Dykema Gossett PLLC.**

23.1                 Consent of Arthur Andersen LLP

23.2                 Consent of Dykema Gossett PLLC (Reference is made to
                     Exhibit 5.1.)

24.1                 Power of Attorney (included on signature page)

--------------------

* If the Registrant enters into any underwriting agreements, the Registrant will file such agreement(s) by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

**            To be filed in a supplement to this prospectus.

ITEM 17.  UNDERTAKINGS


              The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (a)    to  include  any  prospectus   required  by  Section
                            10(a)(3) of the Securities Act;

                     (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              For purposes of determining any liability under the Securities
Act:

              (1) Each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (2)    Each filing of the Registrant's annual report pursuant to
                     Section 13 (a) of Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

              (3) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the new securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (4) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on the 15th day of May, 2000.

                             INTERFACE SYSTEMS, INC.

                             /s/ Robert A. Nero
                             --------------------------------
                             Robert A. Nero, President and
                             Chief Executive Officer


                                POWER OF ATTORNEY

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature                            Title                              Date
---------                            -----                              ----


/s/ Robert A. Nero                   President,                         May 15, 2000
--------------------                 Chief Executive Officer
Robert A. Nero                       and Director (Principal
                                     Executive Officer)

/s/ Brian D. Brooks                  Vice President and                 May 15, 2000
--------------------                 Chief Financial Officer
Brian D. Brooks                      (Principal Financial and
                                     Accounting Officer)

/s/ Garnel F. Graber                 Chairman and Director              May 15, 2000
--------------------
Garnel F. Graber


/s/ David C. Seigle                  Director                           May 15, 2000
--------------------
David C. Seigle


/s/ Lloyd A. Semple                  Director                           May 15, 2000
--------------------
Lloyd A. Semple

                                  EXHIBIT INDEX



Exhibit No.                Description of Exhibits
-----------                -----------------------


1.1               Form of Underwriting Agreement(s)*

3.1 The Registrant's Articles of Incorporation, as amended -- incorporated by reference to Exhibit 3 to the Registrant's
                  Form 10-Q Report for the quarter ended March 31, 1998.

3.2 The Registrant's Bylaws, as amended -- incorporated by reference to Exhibit 3(ii) to the Registrant's Form 10-Q for the quarter ended March 31, 1998.

5.1               Opinion of Dykema Gossett PLLC.**

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Dykema Gossett PLLC (Reference is made to
                  Exhibit 5.1.)

24.1              Power of Attorney (included on signature page)

--------------------

* If the Registrant enters into any underwriting agreements, the Registrant will file such agreement(s) by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.



**       To be filed in a supplement to this prospectus.